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                                                                    EXHIBIT 15.1


                    INDEPENDENT ACCOUNTANTS' ACKNOWLEDGMENT


     We acknowledge and consent to the use in the Registration Statement on Form S-4 of which this Exhibit 15.1 is a part, of our Compilation Report dated December 6, 1993 relating to the consolidated balance sheets of Concho Bankshares, Inc. and Subsidiary, as of September 30, 1993 and 1992, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the nine months then ended and the consolidated statements of earnings for the three months ended September 30, 1993 and 1992.



                                       ARMSTRONG, BACKUS & CO., L.L.P.